Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of TIAA-CREF Funds of our reports dated May 25, 2023, relating to the financial statements and financial highlights, which appear in TIAA-CREF Bond Index Fund’s, TIAA-CREF Core Bond Fund’s, TIAA-CREF Core Impact Bond Fund’s, TIAA-CREF Core Plus Bond Fund’s, TIAA-CREF 5-15 Year Laddered Tax-Exempt Bond Fund’s, TIAA-CREF Green Bond Fund’s, TIAA-CREF High-Yield Fund’s, TIAA-CREF Inflation-Linked Bond Fund’s, TIAA-CREF Short Duration Impact Bond Fund’s, TIAA-CREF Short-Term Bond Fund’s, TIAA-CREF Short-Term Bond Index Fund’s, TIAA-CREF Money Market Fund’s, and TIAA-CREF Real Estate Securities Fund’s Annual Reports on Form N-CSR for the year ended March 31, 2023. We also consent to the references to us under the headings “Experts”, "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina

July 26, 2023